Exhibit 10.19

AMENDED AND RESTATED FORWARD FLOW PURCHASE AGREEMENT

This AMENDED AND RESTATED FORWARD FLOW PURCHASE AGREEMENT (this “Agreement”), is entered into as of April 27, 2015 (the “Effective Date”), by and among FLAGSHIP CREDIT ACCEPTANCE LLC, a Delaware limited liability company (“FCA”), CARFINANCE CAPITAL LLC, a Delaware limited liability company (“CFC”), and FC FUNDING LLC, a Delaware limited liability company (“Purchaser”). Each of FCA and CFC are referred to herein as “Seller” and collectively as “Sellers” and shall be severally liable hereunder.

RECITALS

Each Seller is an automobile finance company engaged in the business of originating, acquiring and servicing Contracts (as defined herein).

Seller desires to sell all of its rights, title and interest in, to and under certain Contracts (as defined herein) and the related Contract Assets (as defined herein) originated and acquired by Seller from time to time and, in connection with the merger of the Sellers’ parent holding companies and in furtherance of the integration of Sellers’ business and financial matters, each Seller desires to sell such rights, title and interest to the same purchaser.

Purchaser desires to purchase all of Seller’s rights, title and interest in, to and under such Contracts and Contract Assets, all on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

“Agreement” has the meaning set forth in the Preamble hereto.

“Amount Financed” means, with respect to each Contract, the amount advanced under such Contract toward the purchase or refinance of an Automobile and any related costs, including, without limitation, amounts advanced in respect of accessories, insurance premiums and service and warranty contracts.

“Assignment” means, with respect to any Eligible Contract, the assignment in the form of Exhibit B hereto.

“Automobiles” means new and used automobiles, light- or medium-duty trucks, minivans, or sport utility vehicles, together with all accessories thereto, the purchase or refinance of which the Obligors financed through Contracts.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by law to be closed.

“CFC” has the meaning set forth in the Preamble hereto.

“Contract” means an automotive retail installment sale contract or installment note and security agreement or conditional sale contract pursuant to which an Obligor has (a) agreed to pay the Amount Financed set forth therein for the purchase or refinance of the related Automobile and the finance charges thereon, and (b) granted a security interest in the Automobile (and proceeds thereof) to secure the payment of the amounts owed thereunder.

“Contract Asset” means:

(a) the Receivables and the Contracts under which the Receivables arise (including, without limitation, all security interests and all rights to receive payments which are collected pursuant thereto, including any net liquidation proceeds therefrom), and all accounts and general intangibles (as defined in the applicable Uniform Commercial Code) related thereto;

(b) all rights of Seller under any physical damage or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or an Automobile securing such Contract;

(c) all security interests of Seller in each such Automobile and related goods (including returned or repossessed goods);

(d) all documents contained in the related Contract Files;

(e) all rights of Seller to certain rebates of premiums and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts or other repair agreements and other items, in each case, financed under such Contracts;

(f) all guaranties, insurance, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of amounts owed such Contract, granted to or in favor of Seller;

(g) all of Seller’s other security interests or liens and property interests pursuant to such Contract from time to time, if any, purporting to secure payment of amounts owed under such Contract;

(h) all accounts, chattel paper, instruments, payment intangibles, promissory notes, goods, documents, investment property and financial assets consisting of, arising from or related to the foregoing;

(i) all rights of Seller to realize upon any property that shall have secured a Contract (including the Automobiles); and

(j) all proceeds and products of the foregoing items (a)-(i) above.

“Contract File” means with respect to any Contract, (a) the fully executed original of the Contract, including any amendments or modifications thereto, and (b) where permitted by law, the original certificate of title or otherwise such documents, if any, indicating that the application for title has been filed with the proper entity, and that the Automobile is owned by the Obligor and subject to the perfected first priority security interest of Seller or its designee as lienholder or secured party.

“Effective Date” has the meaning set forth in the Preamble hereto.

“Eligible Contract” means a Contract that satisfies the Eligibility Criteria, and is therefore eligible to be purchased by Purchaser hereunder, as determined, in good faith, by Purchaser.

“Eligibility Criteria” means the eligibility requirements established by Purchaser from time to time that must be satisfied for a Contract to be an Eligible Contract, which eligibility requirements shall be established and communicated to Sellers, and which shall be consistent with the eligibility requirements, from time to time, for Contracts to be pledged or sold by Purchaser. Notwithstanding anything contained in this Agreement to the contrary, any revision to the Eligibility Criteria from time to time shall not be deemed to be an amendment to this Agreement.

“FCA” has the meaning set forth in the Preamble hereto.

“Governmental Authority” means any federal, state, local or foreign government or other political subdivision thereof or any entity, body, regulatory or administrative authority, agency, commission, court, tribunal or judicial body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Laws” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, codes, Orders and requirements enacted, adopted, issued or promulgated by any Governmental Authority or common law or any applicable consent decree or settlement entered into by any party hereto with any Governmental Authority.

“Loan Origination Fee” means, except as otherwise determined by Seller and Purchaser, a fee in the amount of 4.5% of the Purchase Price for each Eligible Contract purchased by Purchaser from Seller hereunder; provided, that notwithstanding anything contained in this Agreement to the contrary, the Loan Origination Fee shall be subject to adjustment by Purchaser, in good faith, to the extent necessary to conform to general industry standards applicable to origination fees based on the quality, type and other related factors with respect to an Eligible Contract; provided, further, that any adjustment to the Loan Origination Fee based on the foregoing proviso shall not be deemed to be an amendment to this Agreement for any purpose.

“Notice of Sale” has the meaning set forth in Section 2(b) hereof.

“Obligor” means, with respect to any Contract, any Person obligated to make payments in respect thereto, including any guarantor thereof.

“Order” means any judgment, order, award, decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“Outstanding Balance” means, with respect to any Contract, the remaining principal balance owed pursuant to the terms of such Contract plus (a) any interest thereon and (b) any other fees due thereunder.

“Permits” means all permits, authorizations, agencies, approvals, registrations, licenses, certificates, variances, franchises, rights granted by or obtained from any Governmental Authority, as well as applications for any of the foregoing.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“Purchase” has the meaning set forth in Section 2(a) hereof.

“Purchaser” has the meaning set forth in the Preamble hereto.

“Purchase Price” means, with respect to each Eligible Contract being sold hereunder, the Outstanding Balance with respect to such Eligible Contract as of the applicable Settlement Date less the unamortized reduction from par in purchasing such Eligible Contract from a dealership plus the unamortized prepayment of interest payable to the applicable dealership. With respect to Contracts originated directly with Obligors, the Purchase Price will not include, and each Seller will retain, any ancillary fees or commissions, such as documentation fees and commissions from selling vehicle service contracts, GAP, debt cancellation agreements, insurance products, and the like.

“Receivable” means any indebtedness or other obligation owed by an Obligor to the applicable Seller under a Contract (before giving effect to the sale of such Contract hereunder).

“Seller” has the meaning set forth in the Preamble hereto.

“Settlement Date” means, with respect to the purchase and sale of any Eligible Contract, the date of the payment of the Purchase Price by Purchaser and the assignment of such Eligible Contract by Seller.

2. PURCHASE AND SALE OF CONTRACTS

(a) From time to time after the Effective Date, each Seller agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, and Purchaser agrees to purchase and accept from such Seller, without recourse, on a Settlement Date, all such Eligible Contracts and related Contract Assets and Contract Files as may be designated by such Seller in accordance with this Section 2 to be transferred by such Seller to Purchaser on such date (each such sale, transfer and assignment, a “Purchase”). Each Seller and Purchaser shall effect such transfers in accordance with this Section 2 or as otherwise mutually agreed by such Seller and Purchaser.

(b) Prior to each Settlement Date, the applicable Seller shall deliver a notice of sale to Purchaser (a “Notice of Sale”), which Notice of Sale shall identify (i) the Eligible Contracts to be sold to Purchaser, (ii) the Purchase Price of such Eligible Contracts and (iii) their related Contract Assets and Contract Files to be transferred on such Settlement Date. Each Notice of Sale shall be accompanied by an executed Assignment and a Contract Schedule Supplement setting forth a list of the Eligible Contracts being transferred by such Seller to Purchaser on such Settlement Date and containing the requisite details in respect of each such Eligible Contract. The applicable Seller shall provide Purchaser such additional information relating to such Eligible Contracts as Purchaser may reasonably request, including, without limitation, any information as may be required to demonstrate that such Eligible Contracts satisfy the Eligibility Criteria. Within three (3) Business Days after a Seller delivers a Notice of Sale to Purchaser, Purchaser and such Seller shall establish a Settlement Date for the Eligible Contracts listed in such Notice of Sale, which Settlement Date shall be scheduled for no more than five (5) Business Days thereafter.

(c) At or before 10:00 a.m. (New York time) on any Settlement Date, Purchaser shall pay the applicable Seller by wire transfer of immediately available funds in U.S. dollars to an account designated by such Seller with respect to each Eligible Contract being sold on such Settlement Date: (i) the Purchase Price and (ii) the applicable Loan Origination Fee. In exchange therefor, such Seller shall deliver to Purchaser an executed Assignment listing each Eligible Contract being transferred on such Settlement Date, pursuant to which such Seller shall sell, assign, transfer, convey and deliver to Purchaser all of such Seller’s right, title and interest in and to such Eligible Contracts and the related Contract Assets and Contract Files, free and clear of any liens, claims or encumbrances (other than those put in place by Purchaser), as well as written confirmation from any secured party of such Seller that had a lien on the Eligible Contracts being transferred that such lien has been released with respect to such Eligible Contracts. From and after such Settlement Date, the Eligible Contracts Purchased by Purchaser from such Seller on such Settlement Date, together with their related Contract Assets and Contract Files, shall be deemed to be Contract Assets and Contract Files hereunder.

(d) Within two (2) Business Days after each Settlement Date, the applicable Seller shall deliver to Purchaser the Contract Files for each Contract purchased by Purchaser on such Settlement Date.

(e) Upon consummation of a sale of Eligible Contracts, Purchaser is authorized to file such UCC-1 forms as Purchaser deems necessary or appropriate to perfect Purchaser’s ownership interest in such Eligible Contracts. Each Seller agrees that, from time to time and at Purchaser’s expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action as may be reasonably necessary or appropriate in order to perfect, protect or more fully evidence the transfer of ownership of such Eligible Contracts and Contract Assets and the security interest in the related Automobiles.

(f) In the event that, notwithstanding the intent of the parties hereto, the transfer and assignment contemplated hereby is held not to be a sale, (i) each Seller hereby (A) grants to the Purchaser a security interest in the Eligible Contracts and related Contract Assets and Contract Files designated by such Seller for sale to the Purchaser under Section 2 hereof, and (B) agrees that this Agreement shall constitute a security agreement under applicable law, and (ii) each of the Sellers and the Purchaser hereby represents and warrants, as to itself only, that each remittance of any collections with respect the Contracts and related Assets, or any proceeds thereof, to the Purchaser, or its assignee, under this Agreement, will have been (A) in payment of a debt incurred by the applicable Seller in the ordinary course of business or financial affairs of such Seller and the Purchaser and (B) made in the ordinary course of business or financial affairs of such Seller and the Purchaser.

3. CONDITIONS PRECEDENT

(a) Conditions Precedent to each Purchase: Documentation. Purchaser’s obligation to Purchase any Eligible Contracts and Contract Assets on any Settlement Date shall be subject to the condition precedent that on or prior to such Settlement Date it shall have received, unless otherwise waived, each of (or satisfactory confirmation of) the following:

(i) a Notice of Sale, together with the related Contract Schedule Supplement, identifying the Contract Assets proposed to be transferred on the Settlement Date relating thereto;

(ii) an Assignment dated as of such Settlement Date and executed by the applicable Seller; and

(iii) such other information relating to such Contract Assets as Purchaser may have reasonably requested.

(b) Conditions Precedent to each Purchase: Other. Purchaser’s obligation to Purchase any Contract Assets on any Settlement Date shall be subject to the further conditions precedent that (i) each Contract to be transferred on such Settlement Date constitutes an Eligible Contract, and (ii) each of the representations and warranties set forth in Section 4 is true and correct in all material respects on such Settlement Date (except for those representations and warranties which are specifically made only as of a specific date, which such representations and warranties shall be correct on and as of the date made). The acceptance by a Seller of the Purchase Price in connection with any Purchase shall be deemed to be a representation and warranty by such Seller that immediately prior to and upon giving effect to such Purchase each of the foregoing conditions precedent in this Section 3(b) shall have been satisfied.

4. REPRESENTATIONS AND WARRANTIES OF SELLER.

(a) Representations and Warranties Regarding Seller. Each Seller hereby represents and warrants to Purchaser, with respect to itself, as follows:

(i) Such Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets where now owned, leased or operated and to carry on its business as presently conducted. Such Seller is duly qualified or licensed to do business and is in good standing as a foreign limited liability or foreign corporation in each jurisdiction in which it is required to be so qualified or licensed to operate its business.

(ii) Such Seller has all limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Seller.

(iii) This Agreement has been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(iv) The execution and delivery by such Seller of this Agreement and the consummation and performance of the transactions contemplated hereby do not and will not (A) conflict with or violate any provision of the organizational/governing documents of such Seller, (B) conflict with, or result in the breach of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration (with or without notice or the lapse of time, or both) of any right or obligation of such Seller under, or result in the creation of any lien, claim or encumbrance upon any of the assets of such Seller under, or result in, with or without notice or lapse of time, or both, any of the foregoing under, any contract, agreement or arrangement to which such Seller is a party or is otherwise bound, or (C) violate or result in a breach of or constitute a default under, any Law or Order applicable to such Seller or by which such Seller or any of its assets or properties are bound or affected.

(v) No consent, authorization or approval is required to be obtained by such Seller from, and no notice or filing is required to be given by such Seller to, or made by such Seller with, any Governmental Authority or other Person in connection with the execution, delivery and performance by such Seller of this Agreement.

(vi) Such Seller has at all times operated its business in material compliance with all applicable Laws, Permits and Orders and has not received any notice from any Governmental Authority or other Person alleging that such Seller or any of its directors, officers or employees, is not in compliance with or has violated any Law, Permit or Order.

(vii) Such Seller has all Permits required to operate its business, including to originate, acquire, own, hold, sell and transfer the Eligible Contracts in accordance with the terms of this Agreement. All such Permits are in full force and effect.

(viii) There is no pending or, to such Seller’s knowledge, threatened action, suit or proceeding, against or affecting such Seller or the assets or properties of such Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the sale and assignment of any Eligible Contract or other Contract Assets or the consummation of any of the transactions contemplated hereby, (C) seeking any determination or ruling that might adversely affect (1) the performance by such Seller of this Agreement, or (2) the validity or enforceability of this Agreement.

(ix) No investment banker, broker, finder or other intermediary (A) has been retained by, (B) is authorized to act on behalf of or (C) is entitled to any fee or commission from such Seller in connection with the transactions contemplated by this Agreement.

(b) Representations and Warranties Regarding the Contracts.

(i) The information set forth in each Notice of Sale shall be true and accurate as of the related Settlement Date.

(ii) Each Eligible Contract (A) (i) arises from the bona fide sale and delivery by an Automobile dealer and purchase and acceptance by an Obligor of an Automobile and which sale, delivery and acceptance has been fully performed or (ii) was a loan originated by the applicable Seller, the proceeds of which were applied by the Obligor for the purchase of an Automobile from an Automobile dealer or the refinance of a credit transaction secured by an Automobile and (B) arises from, or was acquired by the applicable Seller in, the normal course of such Seller’s business.

(iii) Immediately prior to giving effect to the purchase and sale of an Eligible Contract and the related Contract Assets and Contract Files hereunder, the applicable Seller had good and marketable title to such Eligible Contract and related Contract Assets and Contract Files, free and clear of any and all liens, claims or encumbrances.

(iv) Upon payment of the Purchase Price to the applicable Seller and execution of the Assignment, the ownership of each Eligible Contract and the other Contract Assets and Contract Files being sold hereunder and all rights thereunder shall be vested on the related Settlement Date in Purchaser, and such Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Eligible Contract and such other Contract Assets and Contract Files.

(v) All Eligible Contracts and other Contract Assets and Contract Files sold by a Seller hereunder will be sold free and clear of all liens, claims and encumbrances whatsoever on the related Settlement Date.

(vi) On the related Settlement Date none of the Eligible Contracts shall be due, to the best knowledge of the applicable Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or is insolvent.

(vii) Immediately prior to the sale, assignment and transfer thereof to Purchaser, each Receivable was secured by a validly perfected first priority security interest in the Automobile that is the subject of the Contract to which such Receivable relates in favor of the applicable Seller as secured party or all necessary or all appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in such Automobile in favor of such Seller as secured party. According to the records of such Seller, no Automobile that is the subject of the Contract has been repossessed and the possession thereof not reinstated.

(viii) On the related Settlement Date no Eligible Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Eligible Contract, or the exercise of any right thereunder, will not render such Contract unenforceable in whole or in part or subject such Contract to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(ix) Except for payment defaults continuing for a period of not more than 29 days, no default, breach, violation or event permitting acceleration under the terms of any Eligible Contract has occurred, and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Eligible Contract has arisen (other than deferrals and waivers of late payment charges or fees permitted hereunder), in each case as of the related Settlement Date.

(x) No Eligible Contract has been originated in, or shall be subject to the Laws of, any jurisdiction under which the sale, transfer and assignment of such Contract under this Agreement is unlawful, void or voidable.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to each Seller as follows:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets where now owned, leased or operated and to carry on its business as presently conducted. Purchaser is duly qualified or licensed to do business and is in good standing as a foreign limited liability or foreign corporation in each jurisdiction in which it is required to be so qualified or licensed to operate its business.

(b) Purchaser has all limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on part of Purchaser.

(c) This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by each Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d) The execution and delivery by Purchaser of this Agreement and the consummation and performance of the transactions contemplated hereby do not and will not conflict with or violate any provision of the organizational/governing documents of Purchaser, (B) conflict with, or result in the breach of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration (with or without notice or the lapse of time, or both) of any right or obligation of Purchaser under, or result in the creation of any lien, claim or encumbrance upon any of the assets of Purchaser under, or result in, with or without notice or lapse of time, or both, any of the foregoing under, any contract, agreement or arrangement to which Purchaser is a party or is otherwise bound, or (C) violate or result in a breach of or constitute a default under, any Law or Order applicable to Purchaser or by which Purchaser or any of its assets or properties are bound or affected.

(e) No consent, authorization or approval is required to be obtained by Purchaser from, and no notice or filing is required to be given by Purchaser to, or made by Purchaser with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of this Agreement.

(f) No investment banker, broker, finder or other intermediary (A) has been retained by, (B) is authorized to act on behalf of or (C) is entitled to any fee or commission from Purchaser in connection with the transactions contemplated by this Agreement

6. TERMINATION. This Agreement may be terminated (a) by either Seller, as to its rights and obligations hereunder, upon thirty (30) days prior written notice to the Purchaser, (b) by the Purchaser upon thirty (30) days prior written notice to either or both of the Sellers, (c) by mutual agreement of the parties, (d) upon material breach of this Agreement by a Seller following (i) written notice to such Seller by the Purchaser of such Seller’s material breach of this Agreement and (ii) such Seller’s failure to cure such material breach within fifteen (15) days following such notice and (e) upon material breach of this Agreement by the Purchaser following (i) written notice to the Purchaser by either Seller of the Purchaser’s material breach of this Agreement and (ii) the Purchaser’s failure to cure such material breach within fifteen (15) days following such notice.

7. NOTICES. All notices shall be in writing and shall be sent by registered or certified mail return receipt requested, facsimile transmission, or by overnight courier to the addresses recited in this Section 7. Either party may give written notice of any change of address to the other party.

Notice to Purchaser:	FC Funding LLC
The Chadds Ford Business Campus
3 Christy Drive, Suite 201
Chadds Ford, PA 19317
Attention: Chief Financial Officer

Notice to FCA:	Flagship Credit Acceptance LLC
The Chadds Ford Business Campus
3 Christy Drive, Suite 201
Chadds Ford, PA 19317
Attention: Chief Financial Officer

Notice to CFC:	CarFinance Capital LLC
7525 Irvine Center Drive, Suite 250
Irvine, CA 92618
Attention: Chief Financial Officer

8. NO WAIVER; REMEDIES. No failure on the part of either Seller or Purchaser to exercise, and no delay in exercising, any right hereunder or under any Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

9. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of each Seller and Purchaser, and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination.

10. AMENDMENTS; ENTIRE AGREEMENT. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered hereto, nor consent to any departure by either Seller or Purchaser from any of the terms or conditions hereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by Seller or Purchaser in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of Sellers and Purchaser with respect to the Eligible Contracts and related Contract Assets and Contract Files being sold hereunder and supersede all prior agreements and understandings relating to the subject hereof (whether written or oral).

11. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.

12. GOVERNING LAW. THIS AGREEMENT, AND ANY DISPUTES ARISING HEREUNDER OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

13. LIMITATIONS ON ACTION. Neither party shall be liable for consequential, special or punitive damages, including loss of profits, under this Agreement, and each party waives its right to a jury trial with respect to any issues under this Agreement.

14. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

15. FURTHER ASSURANCES. Each of the parties, upon the request of another party and at such other party’s expense, shall execute and deliver such documents and instruments of conveyance and transfer as such other party may reasonably request in order to consummate more effectively the terms of this Agreement.

16. ASSIGNMENT. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no assignment of any rights or obligations shall be made by either Seller without the consent of the Purchaser.

17. HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. WAIVER OF JURY TRIAL. Each party to this Agreement irrevocably waives (to the fullest extent permitted by applicable Law) its respective right to a trial by jury in connection with any matter arising out of this Agreement.

19. SPECIFIC PERFORMANCE. Purchaser and Sellers each acknowledge and agree that in the event of any breach of this Agreement, each non-breaching party may be irreparably and immediately harmed and may not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at Law or in equity, to seek injunctive or equitable relief or to compel specific performance of this Agreement.

20. CONFIDENTIALITY. This Agreement and the terms of this Agreement, including the consideration paid for the Contracts, will remain confidential and will not be disclosed by either party without the written consent of the other, except to the extent such disclosure (i) is required to be made under any applicable Law or Order, (ii) is required to be made to any Governmental Authority or legal or financial advisor of either party, (iii) is made in connection with the sale or other transfer of any Eligible Contract or interest therein by Purchaser or its successors or assigns, (iv) is made to such party’s current or prospective lenders or investors, or (iv) such information is or becomes public without a breach of this Agreement.

21. RELATIONSHIP. Nothing in this Agreement establishes an agency, joint venture, partnership or fiduciary relationship between the parties and neither party has the right or authority to act for or on behalf of the other party.

22. NO THIRD-PARTY BENEFICIARIES. Each provision of this Agreement only confers rights and remedies upon, and is for the sole and exclusive benefit of Sellers and Purchaser and their respective affiliates. No other person or entity has any rights or remedies, or is a direct or indirect beneficiary of, or has any direct or indirect cause of action or claim in connection with this Agreement, and none of the provisions of this Agreement will be deemed to be for the benefit of (or enforceable by) any other Person.

23. NO IMPAIRMENT. No Seller shall take any action, or omit to take any action, which would, or would reasonably be expected to, impair the rights of Purchaser in any Eligible Contracts or related Contract Assets or Contract Files.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Agreement to be executed by their respective officers as of the date first above written.

FLAGSHIP CREDIT ACCEPTANCE LLC, as Seller

By:	/s/ Kenneth J. Sicinski
Name:	Kenneth J. Sicinski
Title:	Senior Vice President & Chief Financial Officer

FC FUNDING LLC, as Purchaser

By:	/s/ Kenneth J. Sicinski
Name:	Kenneth J. Sicinski
Title:	Manager

CARFINANCE CAPITAL LLC, as Seller

By:	/s/ Jeffrey Butcher
Name:	Jeffrey Butcher
Title:	Chief Financial Officer

EXHIBIT A

Form of Assignment

This Assignment is made pursuant to that certain Amended and Restated Forward Flow Purchase Agreement dated April 27, 2015 (the “Agreement”) among Flagship Credit Acceptance LLC, a Delaware limited liability company, CarFinance Capital LLC, each in the capacity as Seller (“each, an Assignor”) and FC Funding LLC, a Delaware limited liability company, as Purchaser (“Assignee”). Capitalized terms used herein shall have the meaning specified in the Agreement, unless otherwise defined herein.

Assignor does hereby sell, convey, set over, assign and transfer to assignee, free and clear of all liens, claims and encumbrances, all of its right, title and interest to the Eligible Contracts identified on the attached Schedule 1 and the related Contract Assets and Contract Files and any other rights that may otherwise attach thereto, such assignment made without recourse in consideration of the Purchase Price to be paid in respect thereof, free and clear of all liens, claims or encumbrances.

Assignor does hereby represent and warrant that (a) the representations and warranties referred to in Section 4 of the Agreement are true and correct in all respects as of the date of this Assignment as if fully set forth herein (except for those representations and warranties which are specifically made only as of a specific date, which such representations and warranties shall be correct on and as of the date made), and (b) the Assignor is in compliance with each of its covenants set forth in the Agreement.

Dated:

[FLAGSHIP CREDIT ACCEPTANCE LLC]
[CARFINANCE CAPITAL LLC]

By:
Name:
Title: